Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of September 1996
Distribution Date of October 15, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $367,916,186.36
Beginning Pool Factor                       0.7008575

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $11,212,966.55
  Interest Collected                    $3,071,250.45

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $503,955.85
Total Additional Deposits                 $503,955.85
Repos/Chargeoffs                        $1,258,820.68
Aggregate Number of Notes Charged Off             107

Total Available Funds                  $14,788,172.85
Ending Pool Balance                   $355,444,399.13
Ending Pool Factor                          0.6770995

Servicing Fee                             $306,596.82

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $20,309,292.09
  Target Percentage                              5.50%
  Target Balance                       $19,549,441.95
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(759,850.14)
  Ending Balance                       $19,549,441.95

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,765,824.26    1,826
    31-60 days                             422,503.38      377
    60+ days                               114,036.36       75

    Total                                3,302,364.00    1,828

  Balances:
    60+ days                             2,668,559.50       75

Memo Item - Reserve Account
  Prior Month                          $20,235,390.25
  + Invest. Income                          73,901.84
  - Transfer to Collections Account              0.00
    Beginning Balance                  $20,309,292.09

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of September 1996

                                                             NOTES
                                     TOTAL        CLASS A-1         CLASS A-2        CLASS A-3     CERTIFICATES
Original
 Pool Amount Dist.:            $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages                                 0.00%          100.00%            0.00%           0.00%
 Coupon                                                  5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance         $367,916,186.36
Ending Pool Balance            $355,444,399.13
Collected Principal             $11,212,966.55
Collected Interest               $3,071,250.45
Charge-Offs                      $1,258,820.68
Liquidation Proceeds/Recoveries    $503,955.85
Servicing                          $306,596.82
Cash Transfer from Reserve Acct          $0.00
  Total Collections Available
    for Debt Service            $14,481,576.03

Beginning Balance              $367,916,186.36            $0.00   $65,216,186.36  $284,325,000.00  $18,375,000.00

Interest Due                     $1,851,535.75            $0.00      $322,820.12    $1,433,471.88      $95,243.75
Interest Paid                    $1,851,535.75            $0.00      $322,820.12    $1,433,471.88      $95,243.75
Principal Due                   $12,471,787.23            $0.00   $12,471,787.23            $0.00           $0.00
Principal Paid                  $12,471,787.23            $0.00   $12,471,787.23            $0.00           $0.00

Ending Balance                 $355,444,399.13            $0.00   $52,744,399.13  $284,325,000.00  $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                   0.0000           0.5274           1.0000          1.0000

Total Distributions             $14,323,322.98            $0.00   $12,794,607.35    $1,433,471.88      $95,243.75

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve) $0.00          $0.00            $0.00            $0.00           $0.00

Excess Servicing                   $158,253.05

Beginning Reserve
  Account Balance               $20,309,292.09
(Release)/Draw                    ($759,850.14)
Ending Reserve Account Balance  $19,549,441.95

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of September 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger

                                5                 4               3               2                1
                             May 1996         June 1996       July 1996        Aug 1996         Sep 1996
Beg. Pool Balance        $427,599,756.31  $413,855,776.79  $399,032,989.92  $387,147,305.22  $367,916,186.36

A) Loss Trigger:
Principal of Contracts
  Charged off              $1,056,671.00      $623,419.70      $640,970.27    $1,159,529.59    $1,258,820.68
Recoveries                   $960,461.38      $631,845.68      $822,669.29      $420,683.88      $503,955.85

Total Charged off
  (Months 5,4,3)           $2,321,060.97
Total Recoveries
  (Months 3,2,1)            1,747,309.02
Net Loss/(Recoveries)
  for 3 Mos.                 $573,751.95(a)

Total Balance
  (Months 5,4,3)       $1,240,488,523.02(b)

Loss Ratio [(a/b)(12)]           0.5550%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                $11,360,063.71    $2,830,048.63    $2,668,559.50
  As % of Beginning
    Pool Balance                                                  2.84690%         0.73100%         0.72532%
  Three Month Average                                             1.53459%         1.58802%         1.43441%

Trigger:
  Is Average> 2.0%                   No

Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer